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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on or about February 15, 2005 pertaining to the Amended and Restated 2001 Equity Incentive Plan, 2005 Non-Employee Directors' Stock Option Plan, and the 2005 Employee Stock Purchase Plan of Favrille, Inc. of our report dated March 2, 2004 (except for Note 9, as to which the date is January 24, 2005), with respect to the financial statements of Favrille, Inc. included in its Registration Statement on Form S-1 (No. 333-114299) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California
February 11, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM